SUBORDINATION AGREEMENT

RECITALS:

A. Arrhythmia Research Technology, Inc., a Corporation duly organized and validly existing under the laws of the state of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts (hereinafter called the “Borrower”) is indebted to ________________________________ (hereinafter called the “Subordinated Creditor”) in the original principal amount of $___________________ as evidenced by a Promissory Note dated ____________________ (the “Subordinated Note”); and

B. The Borrower, the Subordinated Creditor and certain other parties have requested UniBank for Savings (hereinafter called the “Bank”) to grant financial accommodations to the Borrower, and the Bank has indicated that it is unwilling to do so unless the Borrower and the Subordinated Creditor shall join in this Agreement and the Subordinated Creditor shall subordinate, to the extent and in the manner hereinafter set forth, the indebtedness hereinbefore referred to and also all other Subordinated Debt to all Bank Debt (each as defined below).

NOW, THEREFORE, in consideration of the premises and as an inducement to the Bank to grant financial accommodations to the Borrower, whether by loan or advance or extension of time for the payment of Bank Debt or otherwise, and in consideration of the granting thereof, the Borrower and the Subordinated Creditor represent and warrant to and covenant with and for the benefit of the Bank as follows:

1. Definitions. For purposes hereof the following terms shall have the meanings set forth below:

Bank Debt means all Indebtedness of the Borrower to the Bank.

Borrower Insolvency means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization or restructuring, whether by judicial proceedings or otherwise, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under the Federal Bankruptcy Code or any similar law of any other jurisdiction, involving the Borrower or any guarantor of the Subordinated Debt or any of their present or future subsidiaries or any of their respective properties or the readjustment of the respective liabilities of the Borrower or any such other person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Borrower or any such other person.

Indebtedness means all indebtedness to the person specified, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not known or contemplated at the date of this Agreement. Such terms include, without limitation, all principal and interest (whether such interest accrues or is payable before, during or after a Borrower Insolvency, or otherwise), all fees, expenses, indemnities, collection costs and other amounts related to any such Indebtedness and, in each case, includes all extensions, renewals and refinancing of any such Indebtedness.

Subordinated Debt means all Indebtedness of the Borrower to the Subordinated Creditor, including but not limited to the Indebtedness evidenced by the Subordinated Note.

2. Subordination

(a) Subordination. To the extent and in the manner provided in this Agreement, the payment of any Subordinated Debt is and shall be expressly subordinated and junior in right of payment to the prior payment in full of all Bank Debt, and the Subordinated Debt is hereby subordinated as a claim against the Borrower, any of its subsidiaries, any guarantor of the Bank Debt or any of their respective assets to the prior payment in full of the Bank Debt, in each case whether such claim be (i) in the ordinary course of business or (ii) in the event of any Borrower Insolvency; or (iii) otherwise.

(b) Prohibited Payments, Transfers, Liens. The Borrower shall not grant and the Subordinated Creditor shall not accept or seek to create any security interest or liens to or in any property or assets of the Borrower. Except as permitted by Section 2(c) below, the Borrower shall not directly or indirectly, make any payment (whether principal, interest, in cash, securities or any other medium, by conversion, exchange or otherwise) on account of or transfer any collateral for any part of the Subordinated Debt. The Subordinated Creditor shall not demand or accept from the Borrower or any other person any such payment or collateral, nor cancel, set off or otherwise discharge any part of the Subordinated Debt; and neither the Borrower nor the Subordinated Creditor shall otherwise take or permit any action prejudicial to or inconsistent with the Bank’s senior priority position over the Subordinated Creditor and the Subordinated Debt created by this Agreement.

(c) Permitted Payments. Notwithstanding the provisions of Sections 2(a) and 2(b) hereof, the Borrower shall be entitled to pay the Subordinated Creditor and the Subordinated Creditor shall be entitled to receive regularly scheduled quarterly payments of interest only when and as due pursuant to the terms of the Subordinated Note (specifically excluding regular installment payments of principal and the payment of principal due upon maturity or demand) if, but only if, the Subordinated Creditor has not received notice from the Bank that an Event of Default or an event which with the giving of notice or the passage of time would constitute an event of default (a “Default”) exists with respect to any Bank Debt, or any document evidencing, governing, securing or executed in connection with any Bank Debt.

(d) No Revisions, Prepayment or Acceleration. No terms or conditions of the Subordinated Note shall be amended or modified and no payments under the Subordinated Note shall be prepaid or accelerated without the Bank’s prior written consent which consent may be given or withheld in the Bank’s sole discretion.
3. Payment in Full.

(a) For the purposes of this Agreement, no Bank Debt shall be deemed to have been paid in full unless the holder thereof shall have received and shall have been permitted to retain cash equal to the full amount thereof then outstanding and such Bank Debt shall have been fully and indefeasibly discharged.

(b) If all Bank Debt is at any time or times hereafter paid in full and thereafter the Borrower again becomes indebted to the Bank, the provisions of this Agreement shall apply to such new Bank Debt unless before the same is incurred the Subordinated Creditor notifies the Bank in writing to the contrary. If, in reliance upon this Agreement, the Bank grants loans or extensions or takes other action, after the death or incapacity of, or the termination of this Agreement by the Subordinated Creditor, but prior to the receipt by the Bank of written notice of such death, incapacity or termination, the Bank’s rights shall be the same as they would have been had such death, incapacity or termination not occurred, and the Borrower and the Subordinated Creditor shall indemnify the Bank and save it harmless from and against any loss, cost, liability or expense which it may have incurred or suffered by reason of any action so taken by it.

4. Restrictive Legend. The Borrower and the Subordinated Creditor shall make appropriate notations in their books and records to show the subordinate character of the Subordinated Debt. All Subordinated Notes shall conspicuously recite on their face that:

"THIS INSTRUMENT AND THE OBLIGATIONS AND RIGHTS OF THE PARTIES HERETO ARE SUBJECT TO AND LIMITED BY THE TERMS OF A SUBORDINATION AGREEMENT FOR THE BENEFIT OF UNIBANK FOR SAVINGS, ITS SUCCESSORS AND ASSIGNS."

5. Restrictions on Remedies. The Subordinated Creditor shall not, without the Bank’s prior written consent, accelerate the maturity of, or institute proceedings or take any other action to enforce, any Subordinated Debt, notwithstanding any provision to the contrary contained in any Subordinated Debt or in any agreement or instrument relating thereto. Without limiting the generality of the foregoing sentence, the Subordinated Creditor shall not, without the Bank’s prior written consent, commence or join with any other creditor of the Borrower in commencing any Borrower Insolvency.

6. Borrower Insolvency.

(a) In the event of any Borrower Insolvency, all Bank Debt shall first be paid in full in cash before any payment is made on account of any Subordinated Debt. In any proceedings relating to a Borrower Insolvency any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable to or deliverable in respect of any such Subordinated Debt shall be paid or delivered directly to the Bank for application to payment of the Bank Debt unless and until all Bank Debt shall have been paid in full.

(b) In any proceedings with respect to a Borrower Insolvency commenced by any person, the Subordinated Creditor hereby irrevocably authorizes the Bank:

(i) To enforce claims comprising Subordinated Debt either in its own name or the name of the Subordinated Creditor, as the Subordinated Creditor’s attorney in fact, by proof of debt, proof of claim, suit or otherwise;

(ii) To collect any assets of the Borrower distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Debt and apply the same, or the proceeds of any realization upon the same that the Bank in its discretion elects to effect, to Bank Debt until all Bank Debt shall have been paid in full;

(iii) To vote claims comprising Subordinated Debt, to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(iv) To take generally any action in connection with any such proceeding which the Subordinated Creditor might otherwise take, either in the Bank’s own name or as the Subordinated Creditor’s attorney-in-fact.

7. Payments Held in Trust. Should any payment of or distribution on account of or any collateral for any part of the Subordinated Debt be received by the Subordinated Creditor in contravention of this Agreement, such payment, distribution or collateral shall be delivered forthwith to the Bank by the recipient for application to or as collateral for Bank Debt, in the form received except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Bank. The Bank is irrevocably authorized to supply any required endorsement or assignment which may have been omitted and to convert any such property to cash. Until so delivered any such payment, distribution or collateral shall be held by the recipient in trust for the Bank and shall not be commingled with other funds or property of the recipient.

8. No Other Subordination. No part of the Subordinated Debt is evidenced by any instrument, security or other writing which has not previously been or is not concurrently being deposited with the Bank. The Subordinated Creditor is the lawful owner of the Subordinated Debt and no part thereof has been assigned to or subordinated or subjected to any other claim or security interest in favor of anyone other than the Bank. The Borrower shall not issue any instrument, security or other writing evidencing any part of the Subordinated Debt except at the request of and in the manner requested by the Bank and the Subordinated Creditor shall not assign or subordinate any part of the Subordinated Debt except to or in favor of the Bank.

9. Bank’s Remedies; Certain Waivers. The Bank is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with the provisions hereof applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Bank. The Subordinated Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Bank Debt or Subordinated Debt to which they may be parties, notice of the acceptance of this Agreement by the Bank, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, any Bank Debt or any Subordinated Debt; assents to any renewal, extension or postponement of the time of payment of Bank Debt or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon; and agrees to the provisions of any instrument, security or other writing evidencing Bank Debt.

10. Further Assurances. The Borrower and the Subordinated Creditor shall execute and deliver to the Bank such further instruments and shall take such further action as the Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

11. Event of Default. If any representation or warranty by the Borrower or the Subordinated Creditor herein contained shall prove to have been materially false when made or in the event of a breach by the Borrower or by the Subordinated Creditor in the performance of any of the` terms hereof, the same shall constitute an event of default with respect to all Bank Debt and the Bank may, at its option, declare all or any part of the Bank Debt to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed.

12. No Reliance upon Bank.

(a) The Subordinated Creditor hereby acknowledges to the Bank that the Subordinated Creditor is fully aware of the Borrower’s financial condition and affairs, is entering into this Agreement based solely upon the Subordinated Creditor’s own independent investigation of the Borrower and is not relying upon any information from or statement by the Bank concerning the Borrower, its condition or affairs. The Subordinated Creditor assumes full responsibility for obtaining any information concerning the Borrower, its condition and affairs which the Subordinated Creditor may deem material to any financial accommodation made or to be made by the Subordinated Creditor to the Borrower or to the Subordinated Creditor’s obligations hereunder and the Subordinated Creditor is not relying upon the Bank for any information which the Bank may have now or may acquire hereafter concerning any such matter.

(b) The rights granted to the Bank hereunder are solely for its protection and nothing herein contained shall impose on the Bank any duties with respect to any property of the Borrower or the Subordinated Creditor received hereunder beyond reasonable care in its custody and preservation while in the Bank’s possession. The Bank shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

13. Jury Trial Waiver. THE BANK, THE BORROWER AND THE SUBORDINATED CREDITOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK, THE BORROWER OR THE SUBORDINATED CREDITOR IN RESPECT OF THIS AGREEMENT, THE BANK DEBT, OR THE SUBORDINATED DEBT.

14. Transfers; Binding Effect.

(a) The Subordinated Creditor will not sell, assign, transfer or otherwise dispose of any Subordinated Debt except to another person which shall have entered into this Agreement or another agreement with the Bank, in a form satisfactory to the Bank, providing for subordination of such Subordinated Debt to the prior payment of the Bank Debt on the terms provided in this Agreement.

(b) This Agreement is intended to take effect as a sealed instrument, shall be binding upon the Borrower, the Subordinated Creditor, their respective executors, administrators, other legal representatives, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

15. Duration. The obligations of the Borrower and the Subordinated Creditor under this Agreement shall remain in full force and effect until all Bank Debt shall have been indefeasibly paid in full and until the Bank’s obligation, if any to extend credit to the Borrower shall have been irrevocably terminated.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 19th day of December, 2013.

                            BORROWER:

Arrhythmia Research Technology, Inc.

_____________________________            By:_______________________________

Witness	Name: Mr. Salvatore Emma, Jr.
Title: President & Chief Executive Officer
Duly Authorized

    SUBORDINATED CREDITOR:

______________________________
Name:_________________________

THE COMMONWEALTH OF MASSACHUSETTS

______________, ss.                                _____________, ____

On this _____ day of __________________, ____, before me, the undersigned notary public, personally appeared __________________________, as _________________________ of ________________________________, proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________________________ of _______________________________.

Notary Public
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THE COMMONWEALTH OF MASSACHUSETTS

______________, ss.                                _____________, ____

On this _____ day of __________________, ____, before me, the undersigned notary public, personally appeared __________________________, as _________________________ of ________________________________, proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________________________ of _______________________________.

Notary Public
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